Exhibit 99.1

Fidelity National Financial, Inc. Announces Signing of a Merger Agreement to Acquire Stewart

Information Services for $50 per Share in Combination of Cash  and FNF Common Stock

Jacksonville, Fla. — (March 19, 2018) — Fidelity National Financial, Inc. (NYSE:FNF) today announced that it has signed a merger agreement to acquire Stewart Information Services Corporation (“Stewart”) (NYSE:STC) for $50.00 per share of common stock, subject to potential adjustment as described below, representing an equity value of approximately $1.2 billion.  The consideration will be paid 50% in cash and 50% in FNF common stock.  Stewart stockholders will also have the option to elect to receive their consideration in all cash or all stock, subject to pro rata reductions to the extent the cash or stock option is oversubscribed.  The FNF common stock component will be subject to a fixed exchange ratio that is based on FNF’s volume weighted average price (“VWAP”) for the twenty trading days prior to the signing of the merger agreement.  For those Stewart stockholders who elect to receive all FNF stock, the exchange ratio will be equal to 1.2850, subject to potential adjustment as described below and proration to the extent the stock option is oversubscribed.

FNF intends to achieve at least $135 million in operational cost synergies and expects the acquisition to be at least 15% accretive to pro forma 2017 adjusted net earnings per share at that operational cost synergy target.

Stewart is one of the leading title insurance companies in the country, providing residential and commercial title insurance, closing and settlement services, appraisal and valuation services and other offerings to the real estate industry.

“We are excited to welcome Stewart, its employees and its customers to the FNF family,” said FNF Chairman William P. Foley, II.  “The venerable Stewart brand has a long and respected history in the title insurance industry and we see tremendous potential in working with the Stewart management team to invest in and grow the Stewart brand on a national basis as part of our long-time, successful strategy of operating multiple title insurance brands under the FNF umbrella.”

“We are very familiar with Stewart in the marketplace and see multiple areas where we can assist and accelerate Stewart’s growth plans,” said FNF CEO Raymond Quirk.  “We also believe there are significant operational efficiencies we can bring to bear by leveraging FNF’s shared services infrastructure that will provide meaningful long-term value creation opportunities for our shareholders.”

Under the terms of the merger agreement, if the combined company is required to divest assets or businesses for which revenues exceed $75 million up to a cap of $225 million in order to receive required regulatory approvals, the purchase price will be adjusted down on a pro-rata basis to a minimum purchase price of $45.50 per share of common stock.

FNF currently intends to fund the $1.2 billion purchase price through a combination of cash on hand at FNF, debt financing and the issuance of FNF common stock to Stewart stockholders. Including the assumption of $109 million of Stewart debt, pro forma debt to total capital is expected to be no more than approximately 20% at the close of the transaction.

The closing of the transaction is subject to certain closing conditions, including Stewart stockholder approval, federal and state regulatory approvals and the satisfaction of other customary closing conditions.  Closing is expected in the first or second quarter of 2019.

Conference Call

FNF will host a call with investors and analysts to discuss the Stewart acquisition on Monday, March 19, 2018, beginning at 11:30 a.m. Eastern Time.  Those wishing to participate via the telephone may dial-in at 800-230-1093 (USA) or 612-288-0329 (International).  A live webcast of the conference call and conference call replay will also be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com.  The telephone replay will be available from 1:30 p.m. Eastern Time on March 19, 2018, through March 26, 2018, by dialing 800-475-6701 (USA) or 320-365-3844 (International).  The access code will be 446338.

About Fidelity National Financial, Inc.

Fidelity National Financial, Inc. is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States.  More information about FNF can be found at www.fnf.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that Stewart stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated;  risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Important Information Will be Filed with the SEC

This communication may be deemed to be solicitation material in respect of the proposed merger between FNF and Stewart. In connection with the proposed merger, FNF intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF STEWART ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about FNF and Stewart, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by FNF will be made available free of charge on FNF’s investor relations website. Copies of documents filed with the SEC by Stewart will be made available free of charge on Stewart’s investor relations website.

FNF and Stewart, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2017 and its proxy statement filed on April 26, 2017, which are filed with the SEC.  Information regarding Stewart’s directors and executive officers is contained in Stewart’s Form 10-K for the year ended December 31, 2017 and its proxy statement filed on March 29, 2017, which are filed with the SEC.  A more complete description will be available in the Registration Statement and the proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FNF - G

SOURCE:  Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com